                                                                   EXHIBIT H(5)


                                    AMENDMENT

                    To Transfer Agency and Service Agreement
                                     Between
               Each of the Parties, Individually and not Jointly,
                    as Indicated on the schedules A-1 and A-2
                                       and
                      Boston Financial Data Services, Inc.

This Amendment is made as of this 31st day of December, 2002 between Each of the Parties, Individually and not Jointly, As Indicated on the Schedules A-1 and A-2 (the "Funds") and Boston Financial Data Services, Inc (the "Transfer Agent"). In accordance with Section 15.1 (amendment) and Section 17 ( Additional Funds) of the Transfer Agency and Service Agreement between the Funds and the Transfer Agent dated as of February 1, 2001 (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Schedules A-1 and A-2. The Schedules A-1 and A-2 are replaced and superseded with a new combined schedule ("Schedule A") attached hereto and dated December 31, 2002;

2. Other Changes. In each instance in the Agreement where the words "Schedules A-1 and A-2 appear shall now be deemed to be "Schedule A";

3. Entity Name Change. In each instance in the Agreement where the words "Each of the Parties, Individually and not Jointly" appear shall now be deemed to be "Each of the Funds, Individually and not Jointly";

3. All defined terms and definitions in the Agreement shall be the same in this amendment except as specially revised by this Amendment; and

4. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE PARTIES, INDIVIDUALLY          BOSTON FINANCIAL DATA SERVICES, INC.
AND NOT JOINTLY, AS INDICATED ON
THE SCHEDULES A-1 AND A-2

By: /s/Hal Liebes                          By: /s/Steven J. Towle
Hal Liebes, Vice President and Secretary   Steven J. Towle, President

                                   SCHEDULE A

                            Dated: December 31, 2002

Credit Suisse Institutional Fund, Inc.
         Capital Appreciation Portfolio
         Emerging Markets Portfolio
         International Focus Portfolio
         Investment Grade Fixed Income Portfolio
         Small Cap Growth Portfolio
         Large Cap Value Portfolio
         Harbinger Portfolio
         Select Equity Portfolio
Credit Suisse Institutional International Fund, Inc.
Credit Suisse Institutional High Yield Fund, Inc.
Credit Suisse Institutional Fixed Income Fund, Inc.
Credit Suisse Institutional Money Market Fund, Inc.
         Government Portfolio
         Prime Portfolio
Credit Suisse Strategic Small Cap Fund, Inc.
Credit Suisse Capital Appreciation Fund, Inc.
Credit Suisse Cash Reserve Fund, Inc.
Credit Suisse Emerging Growth Fund, Inc.
Credit Suisse Emerging Markets Fund, Inc.
Credit Suisse European Equity Fund, Inc.
Credit Suisse Fixed Income Fund, Inc.
Credit Suisse Select Equity Fund, Inc.
Credit Suisse Global Financial Services Fund, Inc.
Credit Suisse Global Fixed Income Fund, Inc.
Credit Suisse Global Health Sciences Fund, Inc.
Credit Suisse Global Post-Venture Capital Fund, Inc.
Credit Suisse Global Technology Fund, Inc.
Credit Suisse Investment Grade Bond Fund, Inc.
Credit Suisse Japan Growth Fund, Inc.
Credit Suisse International Focus Fund, Inc.
Credit Suisse International Fund
Credit Suisse Municipal Bond Fund, Inc.
Credit Suisse New York Municipal Fund, Inc.
Credit Suisse New York Tax Exempt Fund, Inc.
Credit Suisse Short Duration Bond Fund, Inc.
Credit Suisse Small Cap Growth Fund, Inc.
Credit Suisse Small Cap Value Fund, Inc.
Credit Suisse Strategic Value Fund, Inc.

                                   SCHEDULE A

                            Dated: December 31, 2002
                                   (continued)

Credit Suisse Trust
         Blue Chip Portfolio
         Emerging Markets Portfolio
         Large Cap Value Portfolio
         International Focus Portfolio
         Global Technology Portfolio
         Global Post-Venture Capital Portfolio
         Small Cap Growth Portfolio
         Small Cap Value Portfolio
         Emerging Growth Portfolio


Credit Suisse Capital Funds
         Credit Suisse Large Cap Value Fund
         Credit Suisse Tax Efficient Fund
         Credit Suisse Small Cap Value Fund

Credit Suisse Opportunity Funds
         Credit Suisse High Income Fund
         Credit Suisse U.S. Government Money Fund
         Credit Suisse Municipal Money Fund

EACH OF THE FUNDS, INDIVIDUALLY                 BOSTON FINANCIAL DATA SERVICES
AND NOT JOINTLY, AS INDICATED ON
THE SCHEDULE A

By: /s/Hal Liebes                               By: /s/Steven J. Towle
      Hal Liebes, Vice President and Secretary     /s/Steven J. Towle, President





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